UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

ANIXA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37492	11-2622630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Almaden Expressway, Suite 250 San Jose, CA	95118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 708-9808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ANIX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2020, Anixa Biosciences, Inc. (the “Company”) entered into an exclusive license agreement (the “Agreement”) with The Cleveland Clinic Foundation, a nonprofit Ohio corporation (the “Licensor”). Pursuant to the Agreement, the Company has been granted (i) an exclusive worldwide license to certain patents and patent applications (the “Licensed Patents”) pertaining to the use of vaccines for the therapeutic treatment or prevention of ovarian cancer and other types of cancers which express the anti-mullerian hormone receptor 2 protein, including an anti-mullerian hormone receptor 2 protein containing an extracellular domain (the “Fields”) and (ii) a non-exclusive worldwide license to use certain know-how related to the Licensed Patents that was not previously known by the Company (the “Licensed Know-How” and collectively, with the Licensed Patents, the “Licensed Technology”) to make, have made, use, offer to sell, sell and import Licensed Products (as hereinafter defined) in the Fields. The Licensor has also granted the Company the right to sublicense the Licensed Technology in certain circumstances upon receipt of Licensor’s written consent.

In consideration of its license of the Licensed Technology to the Company, the Company will pay to the Licensor a non-refundable cash fee for the issuance of the license. In addition, the Company has agreed to pay to the Licensor a royalty on the “net sales” (as such term is defined in the Agreement) on (i) any product or part of a product in the Fields the making, use, sale, offer to sell, or import of which infringes or would be expected to infringe a valid claim on the Licensor’s rights, but for the license granted in the Agreement (a “Licensed Patent Product”) and (ii) any product or part of a product in the Fields that is sold, transferred, or otherwise disposed of in a jurisdiction where (1) a Licensed Patent has expired; (2) patent protection is not pursued, but the product or part of a product sold, transferred, or otherwise disposed of would be expected to infringe any valid claim on the Licensor’s rights; or (3) that was derived from, utilizes, uses, is used, or made through use of, embodies, contains, incorporates (in each case, in whole or in part), or uses any element of any of the Licensed Know-How (a “Licensed Know-How Product,” and collectively with any Licensed Patent Product, the “Licensed Products”). The Company has also agreed to pay to the Licensor a lesser royalty on “net sales” on any Licensed Product that is sold, transferred or otherwise disposed of in a particular territory where no valid claim exists covering the sale of such Licensed Product in such territory.

In addition to the foregoing consideration, the Company will also pay to the Licensor certain cash payments following the completion of certain regulatory milestones with respect to each Licensed Product. Following the first commercial sale of any Licensed Products, the Company will be required to make certain minimum annual royalty payments to the Licensor. In addition, the Company has agreed to pay to the Licensor an annual maintenance fee related to the Licensed Technology. In the event that the Company sublicenses any of the Licensed Technology in accordance with the Agreement, the Company will pay to the Licensor a percentage of revenue received from any sublicense based upon certain milestones.

The Agreement is effective as of October 20, 2020 and will remain in effect, unless earlier terminated, until the later of (i) the five (5) year anniversary of the expiration of the last to expire valid claim that the Licensor has with respect to the Licensed Patents or (ii) the ten (10) year anniversary of the first commercial sale in each jurisdiction. The Licensor may also terminate the Agreement if, among other things, the Company fails to make certain payments under the Agreement, becomes insolvent, or breaches certain of the terms and provisions of the Agreement (subject, in certain circumstances, to a cure period). The Company has the right to terminate this agreement upon any material breach of the Agreement by the Licensor.

The Company has also agreed to certain commercialization and development milestones with respect to the Licensed Technology. If the Company fails to meet these milestones (including following any permissible cure period or following a mutually agreed upon extension), and such failure is not the result of an unforeseeable event, the Agreement may be terminated by the Licensor.

The Licensor is responsible for prosecution of the Licensed Patents, provided that the Company is responsible for all costs associated with such prosecution. The Company is also responsible for all other patenting costs associated with the Licensed Patents and has agreed to reimburse the Licensor for certain costs incurred prior to the Agreement related to the Licensed Patents.

The Company and Licensor will work in tandem to develop Licensed Products. The Company will be responsible for paying the costs associated with any additional development of Licensed Products.

The Company has agreed to indemnify the Licensor in connection with the Agreement and has also agreed to maintain certain insurance.

The Agreement contains typical representations, warranties and covenants. Pursuant to the Agreement, Licensor retains the right to continue to conduct research relating to the License Products in the Fields, provided that the Licensor does not have the right to practice or use the Licensed Technology in connection with the commercial sale of any product or service. Licensor also retains the right to publish the results of its research, even if such research contains Licensed Know-How, provided that the Company has the right to review and delay the publication if there is patentable subject matter in the research such that the Company can file a patent application over such matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2020

ANIXA BIOSCIENCES, INC.

By:	/s/ Amit Kumar
Name:	Dr. Amit Kumar
Title:	President and Chief Executive Officer